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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-4 of our report dated February 8, 1999 (February 22, 1999, as to Note X) appearing in and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Richmond, Virginia
April 1, 1999